Subsidiaries of International Comfort Products Corporation<F1>

                                                State or other Jurisdiction
           Name                              of Incorporation or Organization
-------------------------------------       ---------------------------------
ICP Property and Casualty Corporation       British Columbia, Canada
CHL Holdings, Inc.                          Delaware, USA
International Comfort Products
      Corporation (Canada)                  Canada
ICP International Holdings, Inc.            Cayman Islands, B.W.I.
ICP Petroleum, Inc.<F2>                     Delaware, USA
International Comfort Products
      Corporation (USA)<F2>                 Delaware, USA
G.C. McDonald Supply Limited<F3>            Ontario, Canada
Fast Parts de Mexico S.A. de C.V.<F4>       Mexico
United Electric Company<F5>                 Delaware, USA
Tempstar Distributing, Inc.<F5>             Delaware, USA
Fast Parts do Brasil Ltda<F5>               Brazil
Industrias HVH, S.A.<F5>                    Spain
GHC Holdings, Inc.<F5>                      Delaware, USA
Inter-City Products Partner
      Corporation<F5>                       Delaware, USA
Continental VAV, Inc.<F6>                   Texas
General Heating & Cooling Company<F7>       Delaware, USA
United Electric Company, L.P.<F8>           Texas
Inter-City Products Receivables
      Company, L.P.<F9>                     Tennessee, USA


[FN]
<F1>
All subsidiaries are wholly-owned unless otherwise indicated.
<F2>
Subsidiaries of CHL Holdings, Inc.
<F3>
Subsidiary of International Comfort Products Corporation (Canada).
<F4>
Subsidiary of ICP International Holdings, Inc.
<F5>
Subsidiary of International Comfort Products Corporation (USA).
<F6>
Subsidiary of United Electric Company.
<F7>
Subsidiary of GHC Holdings, Inc.
<F8>
General Partner is Continental VAV, Inc.; limited partner is
United Electric Company.
<F9>
General Partner is Inter-City Products Partner Corporation;
limited partner is International Comfort Products Corporation (USA).